REDWOOD BROADCASTING, INC.

                             STOCK INCENTIVE PLAN


     I.   PURPOSE.
          --------
          A. This Stock Incentive Plan (the "Plan") is adopted by the Board of Directors of Redwood Broadcasting, Inc., a Colorado corporation (the "Company"), on December 5, 1995, to enable the Company to afford certain of its directors, executive officers and key employees and the directors, executive officers and key employees of any subsidiary corporation or parent corporation of the Company who are responsible for the continued growth of the Company, an opportunity to acquire a proprietary interest in the Company and thus to create in such directors, executive officers and key employees an increased interest in, and a greater concern for, the welfare of the Company.

          B. The stock options ("Options") offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of such directors, executive officers or key employees.

          C. The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Options that do not meet the requirements for Incentive Options ("Non-Qualified Options"), but the Company makes no warranty as to the qualification of any Option as an Incentive Option.

     II.  ADMINISTRATION OF THE PLAN.
          ---------------------------
          A.   PROCEDURE.
               ---------
          The Plan shall be administered by a Committee of the Board of Directors of the Company.

               1. Subject to subparagraph (2), the Board of Directors shall appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. All members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Directors.

               2. Any or all powers and functions of the Committee may at any time, and from time to time, be exercised by the Board of Directors; provided, however, that with respect to the participation in the Plan by members of the Board of Directors, such powers and functions of the Committee may be exercised by the Board of Directors only if, at the time of such exercise, a majority of the members of the Board of Directors, as the case may be, and a majority of the directors acting in a particular matter, are "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) (or any successor rule or regulation) promulgated under the Exchange Act. Any reference in the Plan to the Committee shall be deemed also to refer to the Board of Directors, to the extent that the Board of Directors is exercising any of the powers and functions of the Committee.

               3. Subject to the foregoing subparagraphs (1) and (2), from time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          B.   POWERS OF THE COMMITTEE.
               ------------------------
          Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion:

               1. to determine the directors, executive officers and key employees to whom Options shall be granted, the time when such Options shall be granted, the number of shares which shall be subject to each Option, the purchase price or exercise price of each share which shall be subject to each Option, the periods during which such Options shall be exercisable (whether in whole or in part) and the other terms and provisions with respect to the Options (which need not be identical);

               2. to determine, upon review of relevant information and in accordance with Article IX hereof, the fair market value of the Common Stock underlying the Options;

               3.   to construe the Plan and Options granted thereunder;

               4. to accelerate or defer (with the consent of the Optionee) the exercise of any Option, consistent with the provisions of the Plan;

               5. to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an option;

               6. to prescribe, amend and rescind rules and regulations relating to the Plan;

               7. to make all other determinations deemed necessary or advisable for the administration of the Plan.

          C.   AGREEMENTS WITH OPTIONEE.
               -------------------------
          Without limiting the foregoing, the Committee shall also have the authority to require, in its discretion, as a condition to the granting of any Option, that the Participant agree not to sell or otherwise dispose of shares acquired pursuant to the Option for a prescribed period following the date of acquisition of such shares and that in the event of termination of a directorship or employment of such Participant, other than as a result of dismissal without cause, the Participant will not, for a period to be fixed at the time of the grant of the Option, enter into any employment or participate directly or indirectly in any business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such employee or director will be called upon to utilize special knowledge obtained through his or her directorship or employment with the Company or any subsidiary corporation or parent corporation thereof.

          D.   EFFECT OF COMMITTEE'S DECISION.
               -------------------------------
          All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     III. ELIGIBILITY.
          ------------
          A. Non-Qualified Options may be granted to directors, officers, key employees, consultants or advisors of the Company, or any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, provided that bona fide services shall be rendered by consultants or advisors and such services are not provided in connection with the offer or sale of securities in a capital-raising transaction.

          B. An Incentive Option may be granted only to salaried key employees of the Company or any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, and not to any director or officer who is not also an employee.

     IV.  AMOUNT OF STOCK.
          ----------------
          A. The total number of shares of Common Stock of the Company which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, 150,000 shares of the authorized Common Stock, $.004 par value per share, of the Company (the "Shares"). Shares which are subject to Options shall be counted only once in determining whether the maximum number of shares which may be purchased or acquired under the Plan has been exceeded.

          B. Shares which may be acquired under the Plan may either be authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, new Options may be granted with respect to the Shares covered by such expired or terminated Options, provided that the grant and the terms of such new Options shall in all respects comply with the provisions of the Plan.

     V.   EFFECTIVE DATE AND TERM OF THE PLAN.
          ------------------------------------
          A. The Plan shall become effective on the date (the "Effective Date") on which it is adopted by the Board of Directors of the Company; provided, however, that if the Plan is not approved by a vote of the Shareholders of the Company within twelve (12) months before or after the Effective Date, the Plan and any Options granted thereunder shall terminate.

          B. The Company may, from time to time during the period beginning on the Effective Date and ending on December 4, 2005 (the "Termination Date") grant to persons eligible to participate in the Plan, Options under the terms of the Plan. Options granted prior to the Termination Date may extend beyond that date, in accordance with the terms thereof. In no event shall the Termination Date be later than ten (10) years following the Effective Date.

          C. As used in the Plan, the terms "subsidiary corporation" and "parent corporation" shall have the meanings ascribed to such terms, respectively, in Sections 425(f) and 425(e) of the Code.

          D. An employee, executive officer or director to whom Options are granted hereunder may be referred to herein as a "Participant".

     VI.  LIMITATION ON INCENTIVE OPTIONS.
          --------------------------------
     The amount of aggregate fair market value of the stock determined at the time of the grant of the Incentive Option for which any employee may be granted Incentive Options under this Plan in any calendar year shall not exceed the sum of $100,000.00.

     VII. TERMS OF OPTIONS.
          -----------------
     Stock Options granted pursuant to this Plan shall be evidenced by written agreements which shall comply with the following terms and conditions:

          A.   TIME OF EXERCISE.
               -----------------
          Any Option may be exercised by the Participant holding such Option for such period or periods as the Committee shall determine at the date of grant of such Option. In no event shall any Incentive Option granted to a Participant owning more than ten percent (10%) of the voting power of all classes of the Company's stock, or the stock of any subsidiary corporation or parent corporation, be exercisable by its terms after the expiration of five (5) years from the date it is granted, nor shall any other Incentive Option granted under this Plan be exercisable by its terms after ten (10) years from the date it is granted. The Committee shall have the right to accelerate, in whole or in part, the expiration date of any Option; and to the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised portion.

          B.   TRANSFERABILITY.
               ----------------
          Any Option granted under this Plan shall not be transferrable by the director, executive officer or key employee holding same and may be exercised by the director, executive officer or key employee only during his lifetime, except that the Option may be exercisable after the death of such director, executive officer or key employee in accordance with the laws of descent and distribution.

          C.   OPTION PRICE.
               -------------
               1. The purchase price for each Share purchasable under any Non-Qualified Option granted hereunder shall be such amount as the Committee shall deem appropriate.

               2. The purchase price for shares of stock subject to any Incentive Option under this Plan, shall not be less than the fair market value of the stock on the date of the grant of the Incentive Option, which fair market value shall be determined in good faith at the time of the grant of the Incentive Option by the Committee administering this Plan. In the event that any Incentive Option is granted to an employee owning more than ten percent (10%) of the voting power of all classes of the Company's stock, the purchase price per share of the stock subject to such an Incentive Option shall not be less than 110% of the fair market value of the stock on the date of the grant of such Incentive Option determined in good faith by the Committee.

          D.   CONSIDERATION FOR SHARES.
               -------------------------
          The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, other shares of common stock of the Company which have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for issuance of shares to the extent permitted under applicable provisions of the Colorado Corporation Code and the Company's Articles of Incorporation and Bylaws.

          E.   VESTING.
               --------
          Any Options granted pursuant to this Plan may be made subject to vesting by the Committee in its discretion.

     VIII.     SHAREHOLDER APPROVAL.
               ---------------------
     This Plan shall not be valid unless it shall be approved by the shareholders of the Company at a regular or special meeting of shareholders which shall be held within the period of twelve (12) months following the effective date of this Plan set forth above.

     IX.  METHOD OF DETERMINATION OF FAIR MARKET VALUE.
          ---------------------------------------------
          A. If the Shares are listed on a national securities exchange in the United States on any date on which the fair market value per Share is to be determined, the fair market value per Share shall be deemed to be the average of the high and low quotations at which such Shares are sold on such national securities exchange on such date. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.

          B. If a public market exists for the Shares on any date on which the fair market value per Share is to be determined but the Shares are not listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for the Shares on such date. If there are no bid and asked quotations for the Shares on such date, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for the Shares on the closest date preceding such date for which such quotations are available.

          C. If no public market exists for the Shares on any date on which the fair market value per Share is to be determined, the Committee shall, in its sole discretion and best judgment, determine the fair market value of a Share.

     For purposes of this Plan, the determination by the Committee of the fair market value of a Share shall be conclusive.

     X.   TERMINATION OF DIRECTORSHIP OR EMPLOYMENT.
          ------------------------------------------
          A. Upon termination of the directorship or employment of any Participant with the Company and all subsidiary corporations and parent corporations of the Company, any Option previously granted to the Participant, unless otherwise specified by the Committee in the Option, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

               1. if the Participant shall die while serving as a director or while in the employ of such corporation or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause A.2 below and at a time when such Participant was entitled to exercise an Option as herein provided, the legal representative of such Participant, or such person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than one (1) year from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option; and

               2. If the directorship or employment of any Participant to whom such Option shall have been granted shall terminate by reason of the Participant's retirement (at such age or upon such conditions as shall be specified by the Committee), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such Participant is entitled to exercise such Option as herein provided, such Participant shall have the right to exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option, at any time up to and including (i) three (3) months after the date of such termination of directorship or employment in the case of termination by reason of retirement or dismissal other than for cause, and (ii) one (1) year after the date of termination of directorship or employment in the case of termination by reason of disability.

               In no event, however, shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option as specified therein.

          B. If a Participant voluntarily terminates his directorship or employment, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Committee in the Option, forthwith terminate with respect to any unexercised portion thereof.

          C. If an Option shall be exercised by the legal representative of a deceased Participant, or by a person who acquired an Option or by bequest or inheritance or by reason of the death of any Participant, written notice of such exercise shall be accompanied by a certified copy of letter testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

          D.   For the purposes of the Plan, the term "for cause" shall mean:

               1. with respect to an employee who is a party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined in the most recent of such agreements or plans; or

               2. in all other cases, as determined by the Board of Directors, in its sole discretion, (i) the willful commission by an employee of a criminal or other act that causes or probably will cause substantial economic damage to the Company or a subsidiary corporation or parent corporation of the Company or substantial injury to the business reputation of the Company or a subsidiary corporation or parent corporation of the Company; (ii) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (iii) the continuing willful failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation or parent corporation of the Company (other than such failure resulting from the employee's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the employee by the Board of Directors; or (iv) the order of a court of competent jurisdiction requiring the termination of the employee's employment. For purposes of the Plan, no act, or failure to act, on the employee's part shall be considered "willful" unless done or omitted to be done by the employee not in good faith and without reasonable belief that the employee's action or omission was in the best interest of the Company or a subsidiary corporation or parent corporation of the Company.

          E. For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on maternity, military, or sick leave or other bona fide leave of absence, such individual shall be considered an "employee" for purposes of the exercise of an Option and shall be entitled to exercise such Option during such leave if the period of such leave does not exceed ninety (90) days, or if longer, so long as the individual's right to reemployment with his employer is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first
(91) day of such leave, unless the individual's right to reemployment is guaranteed by statute or contract.

          F. A termination of employment shall not be deemed to occur by reason of (i) the transfer of a Participant from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company, or (ii) the transfer of a Participant from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

     XI.  RIGHT TO TERMINATE EMPLOYMENT.
          ------------------------------
     The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment of any Participant; and it shall not impose any obligation on the part of any Participant to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof.

     XII. PURCHASE FOR INVESTMENT.
          ------------------------
     Except as hereafter provided, a Participant shall, upon any exercise of an Option or Right, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such Participant represents and warrants that such Participant is purchasing or acquiring the Shares acquired thereunder for such Participant's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold; or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, if so requested by the Company, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current, or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

     XIII. EXCHANGE, S.E.C. OR OTHER GOVERNMENTAL REQUIREMENTS.
           ----------------------------------------------------
     If any law or regulation of the Securities and Exchange Commission, any stock exchange, NASDAQ, or any governmental body having jurisdiction shall require any action to be take in connection with the issuance of shares pursuant to an Option under this Plan before shares can be delivered to an Optionee, then the date for issuance of these shares shall be postponed until such action can be taken.

     XIV.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.
           -----------------------------------------------------
     Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case the Board shall, in lieu of such assumption or substitution provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     If, as a result of accelerating the time period during which all Options are exercisable in full in the event of a merger or asset transaction, any Optionee would incur liability under Section 16(b) of the Securities Exchange Act of 1934 as a result of the exercise of an accelerated Option, such Optionee may request the Company to, and the Company shall be obligated to repurchase such Option for cash equal to the excess of the fair market value on the advanced termination date of the shares subject to the Option over the Option exercise price.

     XV.   ORDER OF EXERCISE OF OPTIONS.
           -----------------------------
     No Option issued pursuant to this Plan shall be exercisable so long as there is any outstanding Option issued at an earlier date with respect to such Employee; Options must be exercised in the order in which they are granted. Notwithstanding anything in this Plan to the contrary in connection with any corporate transaction to which Section 425(a) of the Code is applicable, there may be a substitution of a new Option for an old Option granted under this Plan, or an assumption of an old Option granted under this Plan. Any Optionee who has a new Option submitted for an old Option granted under this Plan shall, in connection with the corporate transaction, lose his rights under the old Option. Nothing in the terms of the assumed or substituted Option shall confer upon the Optionee more favorable benefits than he had under the old Option.

     XVI.  CHANGE IN CONTROL.
           ------------------
           A. For purposes of the Plan, a "change in control" of the Company occurs if (i) any "person" (defined as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended) is or becomes the beneficial owner, directly or indirectly) of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities than entitled to vote for the election of directors; or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof; or (iii) the Board of Directors shall approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or
(ii) above.

           B. In the event of a change in control of the Company (defined above), the Committee, in its discretion, may determine that, upon the occurrence of a transaction described in the preceding paragraph, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, an amount of cash equal to the excess of the fair market value of such Share immediately prior to the occurrence of such transaction over the exercise price per Share of such Option. The provisions contained in the preceding sentence shall be inapplicable to an Option granted within six (6) months before the occurrence of a transaction described above if the holder of such Option is a director or officer of the Company or a beneficial owner of the Company who is described in Section 16(a) of the Exchange Act, unless such holder dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the expiration of such six-month period.)

           C. Alternatively, the Committee may determine, in its discretion, that all then outstanding Options shall immediately become exercisable upon a change of control of the Company.

     XVII. WITHHOLDING TAXES.
           ------------------
     The Company may require an employee exercising a Non-Qualified Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation that employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such Shares. In lieu thereof, the employer corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Committee shall prescribe. The employer corporation may, in its discretion, hold the stock certificate to which such employee is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.

     XVIII. AMENDMENT OF THE PLAN.
            ----------------------
     The Board of Directors or the Committee may, from time to time, amend the Plan, provided that, notwithstanding anything to the contrary herein, no amendment shall be made, without the approval of the shareholders of the Company, that will (i) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Article X, Termination of Directorship or Employment), (ii) reduce the exercise price of any Incentive Option granted hereunder below the price required by Article IX, Method of Determination of Fair Market Value; (iii) modify the provisions of the Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Plan. The Board of Directors or the Committee shall be authorized to amend the Plan and the Options granted thereunder to permit the Incentive Options granted thereunder to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of the Option.

     XIX.   TERMINATION OR SUSPENSION OF THE PLAN.
            --------------------------------------
     The Board of Directors or the Committee may at any time and for any or no reason suspend or terminate the Plan. The Plan, unless sooner terminated under
Article V, Effective Date and Term of the Plan, or by action of the Board of Directors, shall terminate at the close of business on the Termination Date.
An Option may not be granted while the Plan is suspended or after it is terminated. Options granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Committee under
Article II to construe and administer any Options granted prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

     XX.    GOVERNING LAW.
            --------------
     The Plan, such Options as may be granted thereunder, and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado from time to time obtaining.

     XXI.   PARTIAL INVALIDITY.
            -------------------
     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

     XXII. The foregoing Stock Incentive Plan of Redwood Broadcasting, Inc. was approved by a majority of the Board of Directors of the Company at a special meeting of the Board of Directors on December 5, 1995.

                              REDWOOD BROADCASTING, INC.


                              By:  ------------------------------
                                   Corporate Officer

     The foregoing Stock Incentive Plan of Redwood Broadcasting, Inc. was approved by a majority of the shareholders of the Company at a Special Meeting of Shareholders on January 29, 1996.


                              By:  ----------------------------------
                                   Corporate Officer